================================================================================
               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                relating to the issuance of shares of securities
                     pursuant to the Consulting Agreements
================================================================================

                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                          Direct Line: (954) 766-7860


                                 May 15, 1997


Health Professionals, Inc.
Suite 1600
515 E. Las Olas Boulevard
Fort Lauderdale, FL  33301

      Re:   Registration  Statement  on Form S-8 - HEALTH  PROFESSIONALS,  INC.-
            Common  Stock  issued   pursuant  to  Consulting  and   Compensation
            Agreements

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Health Professionals, Inc. (the "Company") of an aggregate of 300,000 shares of Common Stock, par value $.02 per share (the "Common Stock"), issued pursuant to a Consulting Agreement with Thomas Capital Funding Group and Compensation Agreements with Romanik & Lavin, P.A. and Atlas, Pearlman, Trop & Borkson, P.A. (collectively the "Agreements"). Members of Atlas, Pearlman, Trop & Borkson, P.A. own 100,000 shares of Common Stock of the Company.

      In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreement, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and

Health Professionals, Inc.
May 15, 1997
Page 2


documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                              Very truly yours,

                              ATLAS, PEARLMAN, TROP & BORKSON, P.A.